Exhibit 10.18(a)
AMENDMENT TO
THE 2005 ALLIED CAPITAL CORPORATION
NON-QUALIFIED DEFERRED COMPENSATION PLAN
     The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan (the “Plan”) is hereby amended in the following respects, pursuant to Section 10.1 of the Plan.
     Effective January 20, 2006, Appendix A of the Plan is amended to read in its entirety as follows:
“Appendix A
Companies that have adopted the Plan
1.	Allied Capital Corporation

2.	A.C. Corporation

3.	AC Finance LLC”
     The undersigned, pursuant to the approval of the Board, does hereby execute this Amendment to the 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan on this 20th day of January 2006.

Allied Capital Corporation

Attest:	/s/ Suzanne V. Sparrow	By:	/s/ Kelly A. Anderson

(Signature)		(Signature)

Suzanne V. Sparrow		Kelly A. Anderson

(Print Name)		(Print Name)